Report of Independent Registered Public
Accounting Firm

To the Shareholders and
Board of Trustees of DWS Variable Series II

In planning and performing our audits of the financial statements of the portfolios identified in Appendix A, eighteen of the portfolios constituting the DWS Variable Series II (the
"Trust"), as of and for the year ended December
31, 2007, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Trust's internal control over financial reporting. Accordingly, we express no such opinion.
The management of Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2007.
This report is intended solely for the
information and use of management and the Board of Trustees of DWS Variable Series II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/Ernst & Young LLP

Boston, Massachusetts
February 14, 2008


Appendix A


DWS Variable Series II:

  1.  DWS Blue Chip VIP
  2.  DWS Conservative Allocation VIP
  3.  DWS Core Fixed Income VIP
  4.  DWS Davis Venture Value VIP
  5.  DWS Dreman High Return Equity VIP
  6.  DWS Dreman Small Mid Cap Value VIP
  7.  DWS Global Thematic VIP
  8.  DWS Government & Agency Securities VIP
  9.  DWS Growth Allocation VIP
10.  DWS International Select Equity VIP
11.  DWS Janus Growth & Income VIP
12.  DWS Large Cap Value VIP
13.  DWS Mid Cap Growth VIP
14.  DWS Moderate Allocation VIP
15.  DWS Money Market VIP
16.  DWS Small Cap Growth VIP
17.  DWS Technology VIP
18.  DWS Turner Mid Cap Growth VIP





Report of Independent Registered Public
Accounting Firm

To the Shareholders and
Board of Trustees of DWS Variable Series II

In planning and performing our audits of the financial statements of the DWS Balanced VIP, DWS High Income VIP and DWS Strategic
Income VIP, three of the portfolios constituting the DWS Variable Series II (the "Trust"), as of and for the year ended December 31, 2007, in accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Trust's internal control over financial reporting. Accordingly, we express no such opinion.
The management of Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2007.
This report is intended solely for the
information and use of management and the Board of Trustees of DWS Variable Series II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/Ernst & Young LLP

Boston, Massachusetts
February 21, 2008